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                                                                   EXHIBIT 2(2)

                                   [ILLEGIBLE]
                          Eastern District of New York
                                1635 Privado Road
                               Westbury, NY 11590

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      IN RE:                                          CASE NO: 882-82273-346
            Kenilworth Systems Corporation

      SSN/TAX ID:                                     CHAPTER: 7
            13-2610105
                  DEBTOR(s)

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                NOTICE OF FILING OF FINAL ACCOUNT(S) OF TRUSTEE,
                   OF HEARING ON APPLICATIONS FOR COMPENSATION
           (AND OF HEARING ON ABANDONMENT OF PROPERTY BY THE TRUSTEE)

TO THE CREDITORS AND PARTIES IN INTEREST:

THE FINAL REPORT(S) AND ACCOUNT(S) OF THE TRUSTEE IN THIS CASE HAVING BEEN FILED, NOTICE IS HEREBY GIVEN THAT THERE WILL BE A HEARING HELD ON:

                        DATE/TIME/LOCATION OF HEARING
                          July 22, 1998 at 09:30 am
                          United States Bankruptcy Court
                          1635 Privado Road
                          Room 200
                          Westbury, NY 11590

FOR THE PURPOSE (AS APPROPRIATE) OF EXAMINING AND PASSING ON THE REPORT(S) AND ACCOUNT(S), ACTING ON APPLICATIONS FOR COMPENSATION AND TRANSACTING SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE COURT. ATTENDANCE BY CREDITORS IS WELCOMED BUT NOT REQUIRED.

THE ACCOUNT OF THE TRUSTEE SHOWS:

TOTAL RECEIPTS            TOTAL DISBURSEMENTS               BALANCE ON HAND
$4,424,056.01             $2,930,723.36                     $1,493,332.65

IN ADDITION TO EXPENSE OF ADMINISTRATION AS MAY BE ALLOWED BY THE COURT, CLAIMS SECURED BY LIENS AND CLAIMS ENTITLED TO PRIORITY MUST BE PAID IN ADVANCE OF ANY DIVIDEND TO GENERAL CREDITORS. CLAIMS HAVE BEEN ALLOWED AND CLASSIFIED AS
FOLLOWS:

SECURED CLAIMS            PRIORITY CLAIMS                   UNSECURED CLAIMS
$0.00                     $7,248.22                         $1,045,700.70

          THE FOLLOWING APPLICATIONS FOR COMPENSATION HAVE BEEN FILED (CREDITORS MAY BE HEARD BEFORE THE APPLICATIONS ARE DETERMINED)

APPLICANT                           COMMISSION OR FEES      EXPENSES
Andrew M. Thaler, Trustee           $68,227.32              $728.18
Pryor & Mandelup, Atty [ILLEGIBLE]  $211,373.25             $5,266.04
Margolin Winer & Evens, Acc         $0.00

THE DEBTOR BEEN DISCHARGED.
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That the Trustee shall issue all distribution checks that bear the notation
"VOID IF NOT CASHED WITHIN NINETY (90) DAYS". That subsequent to the 91st day after the checks are disbursed to the claimants the Trustee shall stop payment and void any check not negotiated and issue a replacement check (Payable to:
Clerk, United States Bankruptcy Court) for the benefit of such claimant and forward said replacement check to the Clerk of the Court, together with the name, address and amount owed to the claimant.

NOTICE: ANY CREDITOR OR PARTY IN INTEREST WHO HAS AN OBJECTION TO THE ABOVE-PROPOSED DISTRIBUTION MUST FILE SUCH OBJECTION WITH THE UNITED STATES BANKRUPTCY COURT AND SERVE A COPY OF THE SAME TO THE UNDERSIGNED TRUSTEE AND ON THE OFFICE OF THE UNITED STATES TRUSTEE, 825 EAST GATE BOULEVARD, SUITE 304, GARDEN CITY, NY 11530 AND REQUEST A HEARING WITHIN TEN (10) DAYS OF THE DATE OF THE FILING OF THIS NOTICE WITH THE CLERK OF THE UNITED STATES BANKRUPTCY COURT, 1635 PRIVADO ROAD, WESTBURY, NY 11590.

Dated: August 12, 1998                           Prepared and Presented


                                                 /s/ Andrew M. Thaler
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                                                 Andrew M. Thaler, Trustee
                                                 900 Merchants Concourse
                                                 Suite 414
                                                 Westbury, New York 11590
                                                 (516) 228-3553

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                        REVIEWED BY UNITED STATES TRUSTEE

              I have reviewed the Trustee's Notice of Distribution

                                     Carolyn S. Schwartz
                                     United States Trustee


Dated: August 27, 1998               By: /s/ Marilyn J. Cairns
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                                              (U.S. Trustee Staff Member)